Exhibit 5.1

December 11, 2006

America’s Car-Mart, Inc.
802 Southeast Plaza Avenue
Suite 200
Bentonville, Arkansas 72712

RE:     America’s Car-Mart, Inc.
Registration Statement on Form S-8
200,000 Shares of Common Stock
America’s Car-Mart, Inc. 401(K) Plan
Colonial Auto Finance, Inc. 401(k) Plan

Ladies and Gentlemen:

We have acted as counsel for America’s Car-Mart, Inc., a Texas corporation (the “Company”) in connection with the registration of 200,000 shares of the Company’s Common Stock, par value $.01 per share (the “Shares”) to be issued under the America's Car-Mart, Inc. 401(K) Plan and the Colonial Auto Finance, Inc. 401(k) Plan (the “Plans”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on or about the date hereof.

In connection therewith, we have examined the following:

(1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Texas;

(2) The Bylaws of the Company;

(3) Resolutions of the Board of Directors of the Company Adopting the Plans; and

(4) The Registration Statement.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Sincerely, SMITH, GAMBRELL & RUSSELL, LLP

/s/ Terry F. Schwartz
Terry F. Schwartz